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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 27, 2005




                            FIRSTFED FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



         Delaware               1-9566                        95-4087449
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



    401 Wilshire Boulevard, Santa Monica, California, 90401-1490
            (Address of principal executive offices)  (Zip Code)


     Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act 917 CFR 240.13e-4(c))

ITEM 2.02         Results of Operations and Financial Condition

On October 27, 2005, the registrant, FirstFed Financial Corp., issued a press release setting forth the Company's third quarter 2005 earnings. A copy of this press release is attached and incorporated herein as Exhibit 99.

ITEM 9.01         Financial Statements and Exhibits

(a)      Financial Statements

              Not Applicable.

(b)      Pro Forma Financial Information

              Not Applicable.

(c) Exhibits:

         Exhibit 99 - Press Release dated October 27, 2005, regarding results for the third quarter of 2005.



                                 S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 FIRSTFED FINANCIAL CORP.



Dated: October 27, 2005                     By:  /s/ Douglas J. Goddard
                                                 ----------------------
                                                     Douglas J. Goddard
                                                     Chief Financial Officer

                                   Exhibit 99

             FIRSTFED REPORTS RESULTS FOR THE THIRD QUARTER OF 2005


         Santa Monica, California, October 27, 2005 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net income of $23.4 million or $1.38 per diluted share of common stock for the third quarter of 2005 compared to net income of $21.7 million or $1.29 per diluted share of common stock for the second quarter of 2005. Net income for the third quarter of 2004 was $17.9 million or $1.06 per diluted share of common stock.

         Quarterly income increased due to growth in net interest income which increased 4% over the second quarter of 2005 and 44% over the third quarter of last year. Average interest-earning assets increased 7% during the third quarter of 2005 compared to the second quarter of 2005 and 61% compared to the third quarter of last year. The increase in earning assets was offset by a decrease in interest rate spread which dropped to 2.26% during the third quarter of 2005 from 2.35% during the second quarter of 2005 and 2.55% during the third quarter of 2004.

         Net income for the first nine months of 2005 increased to $63.5 million or $3.76 per diluted share of common stock compared to $49.4 million or $2.88 per diluted share of common stock for the first nine months of 2004. Net interest income increased 37% during the first nine months of 2005 compared to the first nine months of 2004 based on a 63% increase in average interest-earnings assets for the same period. The increase was offset by a decrease in interest rate spread to 2.34% for the first nine months of 2005 from 2.77% for the first nine months of 2004.

         Loan originations during the third quarter of 2005 were $1.1 billion, slightly less than $1.3 billion during the second quarter of 2005 and $1.2 billion during the third quarter of 2004. Loan originations for the first nine months of 2005 were $3.7 billion compared to $2.5 billion for the first nine months of 2004. The loan portfolio increased to $9.2 billion at September 30, 2005 from $8.7 billion as of June 30, 2005 and $5.8 billion as of September 30, 2004. Single family loans comprised 89% of loan originations during the third quarter of 2005 compared to 86% of loan originations during the second quarter of 2005 and 78% during the third quarter of 2004.

         Negative amortization, which results when unpaid interest earned by the Bank is added to borrowers' loan balances, totaled $37.6 million at September 30, 2005, $5.6 million at December 31, 2004 and $3.5 million at September 30, 2004. Negative amortization increased by $17.2 million during the third quarter of 2005 and $32.0 million during the first nine months of 2005. Negative amortization has increased over the last four quarters due to rising interest rates and an increasing number of single family loans that allow for fixed payment periods of three to five years. The portfolio of single family loans with fixed payment periods of three to five years was $2.7 billion at September 30, 2005, $1.6 billion at December 31, 2004 and $1.1 billion at September 30, 2004. Negative amortization as a percentage of all single family loans with fixed payment periods totaled 0.55% at September 30, 2005, 0.12% as of December 31, 2004 and 0.10% as of September 30, 2004.

         Total assets reached $9.9 billion at September 30, 2005 compared to $9.3 billion at June 30, 2005 and $6.4 billion at September 30, 2004 due to the high level of loan originations. Loan originations during the first nine months of 2005 were funded primarily with borrowings under repurchase agreements which increased by $938.8 million during the period. Also, deposits increased by $643.6 million and FHLB advances increased by $650.3 million during the first nine months of 2005.

         Due to growth in the loan portfolio, an $8.0 million provision for loan losses was recorded during the third quarter of 2005 and a $15.8 million provision was recorded during the first nine months of 2005. No provision for loan losses was recorded during the third quarter or the first nine months of 2004. Net loan charge-offs of $1.0 million and $1.3 million were recorded during the third quarter and first nine months of 2005, respectively, compared to net loan recoveries of $231 thousand and $443 thousand during the third quarter and first nine months of 2004, respectively.

          Loan servicing and other fees were $6.8 million and $14.2 million for the third quarter and first nine months of 2005, respectively, compared to $2.5 million and $6.9 million for the same periods of last year. A higher percentage of loans in the Bank's current portfolio are subject to prepayment fees than in the past. As a result, loan prepayment fees grew to $6.2 million and $12.8 million during the third quarter and first nine months of 2005, respectively, compared to $2.2 million and $5.8 million during the same periods of 2004. Loan payoffs and principal reductions totaled $587.9 million and $1.4 billion during the third quarter and first nine months of 2005, respectively, compared to $358.3 million and $1.1 billion for the same periods during 2004.

         Non-interest expense was $17.8 million for the third quarter of 2005 compared to $18.7 million for the second quarter of 2005 and $17.7 million for the third quarter of 2004. Operating expenses decreased during the third quarter of 2005 compared to the second quarter of 2005 due to lower incentive-based compensation resulting from a drop in loan originations compared to the second quarter. The ratio of non-interest expense to average total assets fell to 0.74% for the third quarter of 2005 from 0.84% for the second quarter of 2005 and 1.18% for the third quarter of 2004. For the first nine months of 2005, the ratio of non-interest expense to total average assets decreased to 0.84% compared to 1.17% for the first nine months of 2004.

         There were no repurchases of common stock during the first nine months of 2005. The Company repurchased 696,900 shares of common stock during the first nine months of 2004 at an average market price of $40.25 per share. Shares eligible for repurchase under the Company's stock repurchase program totaled 1,472,079 as of October 28, 2005.

         First Federal Bank of California operates 29 full-service retail banking offices in Southern California and lending offices in both Southern and Northern California.

         This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, the California real estate market, branch openings, and competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements.

         Contact: Douglas Goddard, Executive Vice President
                    (310) 319-6014

                              KEY FINANCIAL RESULTS FOLLOW

                              FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                                               September 30,                                 September 30,
                                                                    2005            December 31, 2004            2004
                                                                (Unaudited)                                   (Unaudited)
                                                             -----------------      ----------------      ------------------
ASSETS
Cash and cash equivalents                                $            52,194       $        68,343        $         40,346
Investment securities, available-for-sale (at fair
  value)                                                             204,730               250,586                 274,419
Mortgage-backed securities, available-for-sale (at
  fair value)                                                         79,460                97,059                 105,811
Loans receivable, held for sale (fair value $15,130,
  $0 and $0)                                                          14,870                     -                       -
Loans receivable, net                                              9,216,259             6,837,945               5,825,939
Accrued interest and dividends receivable                             41,220                24,115                  20,847
Real estate held for investment                                            -                   986                   1,606
Office properties and equipment, net                                  15,407                15,881                  15,339
Investment in Federal Home Loan Bank (FHLB) stock, at
  cost                                                               182,778               143,425                 123,525
Other assets                                                          44,060                30,643                  30,707
                                                             -----------------      ----------------      ------------------
                                                         $         9,850,978       $     7,468,983        $      6,438,539
                                                             =================      ================      ==================

LIABILITIES
Deposits                                                 $         4,404,765       $     3,761,165        $      3,251,892
FHLB advances                                                      3,654,900             3,004,600               2,576,200
Securities sold under agreements to repurchase                     1,125,838               187,000                 111,224
Senior debentures                                                     50,000                     -                       -
Accrued expenses and other liabilities                                76,292                38,744                  41,044
                                                             -----------------      ----------------      ------------------
                                                                   9,311,795             6,991,509               5,980,360
                                                             -----------------      ----------------      ------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
  authorized 100,000,000 shares; issued
  23,751,046, 23,693,350 and 23,627,644 shares,
  outstanding 16,556,450,
  16,498,754 and 16,433,048 shares                                       238                   237                     236
Additional paid-in capital                                            42,157                40,977                  38,815
Retained earnings - substantially restricted                         612,737               549,202                 532,762
Unreleased shares to employee stock ownership plan                    (2,628)                  (53)                   (969)
Treasury stock, at cost, 7,194,596 shares                           (113,776)             (113,776)               (113,776)
Accumulated other comprehensive income, net of taxes                     455                   887                   1,111
                                                             -----------------      ----------------      ------------------
                                                                     539,183               477,474                 458,179
                                                             -----------------      ----------------      ------------------
                                                         $         9,850,978       $     7,468,983        $      6,438,539
                                                             =================      ================      ==================


                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                          Three months ended September              Nine months ended September
                                                                      30,                                       30,
                                                       -----------------------------------     -----------------------------------
                                                             2005                2004              2005                2004
                                                       --------------       --------------     ---------------     ---------------
Interest and dividend income:
     Interest on loans                                 $      120,007      $        60,821     $      311,768      $       174,335
     Interest on mortgage-backed securities                       702                  777              2,128                2,583
     Interest and dividends on investments                      4,048                3,401             11,606                7,958
                                                       ---------------     ----------------    ---------------     ----------------
        Total interest income                                 124,757               64,999            325,502              184,876
                                                       ---------------     ----------------    ---------------     ----------------
Interest expense:
     Interest on deposits                                      26,922               10,485             64,943               27,614
     Interest on borrowings                                    41,833               15,648            100,419               40,696
                                                       ---------------     ----------------    ---------------     ----------------
        Total interest expense                                 68,755               26,133            165,362               68,310
                                                       ---------------     ----------------    ---------------     ----------------

Net interest income                                            56,002               38,866            160,140              116,566
Provision for loan losses                                       8,000                    -             15,750                    -
                                                       ---------------     ----------------    ---------------     ----------------
Net interest income after provision for loan                   48,002               38,866            144,390              116,566
     losses
                                                       ---------------     ----------------    ---------------     ----------------

Other income:
     Loan servicing and other fees                              6,844                2,463             14,185                6,928
     Banking service fees                                       1,400                1,411              4,168                4,127
     Gain on sale of loans                                        (14)               5,403                (14)               5,434
     Real estate operations, net                                1,785                  (24)             2,060                  106
     Other operating income                                       123                   73                330                  232
                                                       ---------------     ----------------    ---------------     ----------------
        Total other income                                     10,138                9,326             20,729               16,827
                                                       ---------------     ----------------    ---------------     ----------------

Non-interest expense:
     Salaries and employee benefits                            10,966               11,066             34,721               29,681
     Occupancy                                                  2,480                2,359              7,255                6,438
     Advertising                                                   60                   69                412                  428
     Amortization of core deposit intangible                      498                  498              1,496                1,496
     Federal deposit insurance                                    125                   99                372                  289
     Legal                                                        127                  556              1,200                1,288
     Other operating expense                                    3,516                3,047              9,869                8,707
                                                       ---------------     ----------------    ---------------     ----------------
        Total non-interest expense                             17,772               17,694             55,325               48,327
                                                       ---------------     ----------------    ---------------     ----------------
Income before income taxes                                     40,368               30,498            109,794               85,066
Income taxes                                                   17,010               12,626             46,259               35,664
                                                       ---------------     ----------------    ---------------     ----------------
Net income                                             $       23,358      $        17,872     $       63,535      $        49,402
                                                       ===============     ================    ===============     ================

Net income                                             $       23,358      $        17,872     $       63,535      $        49,402
Other comprehensive income (loss), net of taxes                  (670)                 531               (432)                  20
                                                        --------------     ----------------    ---------------     ----------------
Comprehensive income                                   $       22,688      $        18,403     $       63,103      $        49,422
                                                        ==============     ================    ===============     ================

Earnings per share:
     Basic                                             $         1.41      $          1.09     $         3.84      $          2.95
                                                        ==============     ================    ===============     ================
     Diluted                                           $         1.38      $          1.06     $         3.76      $          2.88
                                                        ==============     ================    ===============     ================

Weighted average shares outstanding:
     Basic                                                 16,536,425           16,416,629         16,517,040           16,752,261
                                                        ==============     ================    ===============     ================
     Diluted                                               16,928,804           16,825,386         16,897,927           17,158,980
                                                        ==============     ================    ===============     ================

                            FIRSTFED FINANCIAL CORP.
                                 AND SUBSIDIARY

                              KEY FINANCIAL RESULTS
                                   (Unaudited)

                                                                                 Quarter ended September 30,
                                                                                 2005                   2004
                                                                          -----------------         --------------
                                                                        (Dollars in thousands, except per share data)
End of period:
     Total assets                                                      $          9,850,978      $       6,438,539
     Cash and securities                                               $            256,924      $         314,765
     Mortgage-backed securities                                        $             79,460      $         105,811
     Loans                                                             $          9,231,129      $       5,825,939
     Core deposit intangible asset                                     $              3,837      $           5,832
     Deposits                                                          $          4,404,765      $       3,251,892
     Borrowings                                                        $          4,830,738      $       2,687,424
     Stockholders' equity                                              $            539,183      $         458,179
     Book value per share                                              $              32.57      $           27.88
     Tangible book value per share                                     $              32.33      $           27.53
     Stock price (period-end)                                          $              53.81      $           48.88
     Total loan servicing portfolio                                    $          9,415,928      $       5,956,768
     Loans serviced for others                                         $             97,792      $         122,847
     % of adjustable mortgages                                                        95.91%                 89.06%

Other data:
     Employees (full-time equivalent)                                                   616                    604
     Branches                                                                            29                     29

Asset quality:
     Real estate owned (foreclosed)                                    $                  -      $               -
     Non-accrual loans                                                 $              6,718      $           1,370
     Non-performing assets                                             $              6,718      $           1,370
     Non-performing assets to total assets                                             0.07%                 0.02%
     General valuation allowance (GVA)                                 $             93,594      $          75,681
     Allowances for impaired loans                                                        -                    496
                                                                          -----------------         --------------
     Allowances for loan losses                                        $             93,594                 76,177
     Allowances for loan losses as a percent of gross loans
       receivable                                                                      1.01%                  1.29%
     Loans sold with recourse                                          $             65,529      $          80,754
     Modified loans (not impaired)                                     $              2,011      $           2,388
     Impaired loans, net                                               $              2,722      $               -
     Allowance for impaired loans                                      $                 -       $             496






Capital ratios:
     Tangible capital ratio                                                            5.66%                  6.68%
     Core capital ratio                                                                5.66                   6.68
     Risk-based capital ratio                                                         11.70                  13.33
     Net worth to assets ratio                                                         5.47                   7.12


                                                    FIRSTFED FINANCIAL CORP.
                                                        AND SUBSIDIARY

                                              KEY FINANCIAL RESULTS (continued)
                                                          (Unaudited)

                                                         Three months ended September 30,          Nine months ended September 30,
                                                       -------------------------------------     -----------------------------------
                                                             2005                2004                  2005                2004
                                                       ----------------    -----------------     ----------------    ---------------
                                                                                (Dollars in thousands)
Selected ratios:
   Expense ratios:
       Efficiency ratio                                          26.87%               37.77%               30.59%             41.35%
       Expense to average assets ratio                            0.74                 1.18                 0.84               1.17
   Return on average assets                                       0.98                 1.20                 0.97               1.20
   Return on average equity                                      17.70                15.93                16.71              14.75

Yields earned and rates paid:
   Average yield on loans and mortgage-backed
     securities                                                   5.34%                4.55%                5.05%              4.71%
   Average yield on investment portfolio (1)                      3.91                 2.72                 3.79               2.64
   Average yield on all interest-earning assets
    (1)                                                           5.31                 4.45                 5.02               4.61
   Average rate paid on deposits                                  2.56                 1.40                 2.19               1.32
   Average rate paid on borrowings                                3.48                 2.50                 3.15               2.53
   Average rate paid on all interest-bearing
     liabilities                                                  3.05                 1.90                 2.68               1.84
   Interest rate spread                                           2.26                 2.55                 2.34               2.77
   Effective net spread                                           2.36                 2.65                 2.43               2.86

Average balances:
   Average loans and mortgage-backed securities        $     9,033,782     $      5,419,374      $     8,280,204     $    4,968,365
   Average investments  (2)                                    202,130              300,681              224,120            242,345
                                                       ----------------    -----------------     ----------------    ---------------
   Average interest-earning assets  (2)                      9,235,912            5,720,055            8,504,324          5,210,710
                                                       ----------------    -----------------     ----------------    ---------------
   Average deposits                                          4,165,060            2,975,972            3,967,244          2,798,348
   Average borrowings                                        4,759,582            2,460,343            4,250,675          2,136,130
                                                       ----------------    -----------------     ----------------    ---------------
   Average interest-bearing liabilities                      8,924,642            5,436,315            8,217,919          4,934,478
                                                       ----------------    -----------------     ----------------    ---------------
   Excess of interest-earning assets over
     interest-bearing liabilities                      $       311,270     $        283,740      $       286,405     $      276,232
                                                       ================    =================     ================    ===============

Loan originations and purchases                        $     1,129,722     $      1,244,349      $     3,747,514     $    2,521,307

(1)  Excludes FHLB stock dividends and other miscellaneous items.
(2)  Excludes FHLB stock.